UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2003

MPAC CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-49951	91-2084507

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1302 Arbutus Street, Vancouver,
British Columbia, Canada	V6J 3W8

(Address of principal executive offices)	(Zip Code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

At the request of the Securities and Exchange Commission, MPAC Corporation (the “Company”) asked Hay & Watson to resign as the Company’s auditors on March 4, 2003. After receiving Hay & Watson’s resignation, the Company’s Board of Directors approved the appointment of Amisano Hanson Chartered Accountants as the auditors of the Company.

In connection with the audits of the fiscal years ending September 30, 2002 and September 30, 2001 and to the date of resignation, the Company had no disagreements with Hay & Watson with respect to accounting principles or practices, financial statement disclosure, or auditing scope or procedures of the type discussed in Item 304(a)(iv) of Regulation S-B.

The audit reports of Hay & Watson on the financial statements of the Company as of and for the years ended September 30, 2002 and 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ending September 30, 2002 and September 30, 2001, including the subsequent interim periods through March 4, 2003, the date of Hay & Watson’s resignation, and prior to the appointment of Amisano Hanson, the Company (or anyone on its behalf) did not consult with Amisano Hanson regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

The Company provided Hay & Watson with a copy of this report prior to filing it with the Securities and Exchange Commission ("Commission"). The Company requested that Hay & Watson furnish the Company with a letter to the Commission stating whether they agree with the above statements. A letter from the accountant is being filed with this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document

16.	Signed Letter of former accountant, Hay & Watson, Chartered Accountants (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it’s behalf by the undersigned hereunto duly authorized.

MPAC CORPORATION

By: /s/ Adam Smith
Adam Smith, President

Date: March 31, 2003

Hay & Watson CHARTERED ACCOUNTANTS

March 27, 2003

Securities and Exchange Commission

Washington, D.C. 20549

Dear Sirs:

MPAC Corporation

We were the auditors of MPAC Corporation (the “Company”) and on March 4, 2003 we were asked to resign as auditors of the Company.

We have read the Company’s statements included under Item 4 of its Form 8-K dated March 27, 2003, and we agree with such statements except that we are not in a position to agree or disagree with the Company’s statement that the change was approved by the board of directors and that we are not in a position to agree or disagree with the Company’s statement that prior to the appointment of Amisano Hanson, the Company did not consult with Amisano Hanson regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s consolidated financial statements.

Yours very truly,

Chartered Accountants

1822 West 2nd Avenue, Vancouver, B.C. V6J 1H9 • Tel: (604) 732-1466 Fax: (604) 732-3133